Frontier Funds, Inc.

Frontegra Asset Management, Inc.

Frontegra Strategies, LLC

Frontier Partners, Inc.

Timpani Capital Management LLC

CODE OF ETHICS AND PERSONAL TRADING POLICY

Effective as of October 1, 1996, as Amended May 25, 2006, August 20, 2007, May 1, 2008, August 26,

2009, November 15, 2010, May 22, 2012, February 13, 2014 and February 19, 2015

(See Section IX for requirements of Disinterested Directors)

I. OVERVIEW

The purpose of this Code of Ethics and Personal Trading Policy (“Code”) is to set forth standards of conduct and personal trading guidelines that are intended to comply with Rule 204A-1, as amended, and Rule 17j-1, as amended, of the Investment Advisers Act of 1940 (“Advisers Act”) and Investment Company Act of 1940 (“1940 Act”), respectively. This Code is adopted in conformity with these rules by Frontegra Asset Management, Inc. (“Frontegra”), Frontier Funds, Inc. (the “Funds”), Frontegra Strategies, LLC (the “Distributor”), Frontier Partners, Inc. (“Frontier”) and Timpani Capital Management LLC (“Timpani”) (collectively, the “Companies”).

Questions concerning this Code should be directed to the Chief Compliance Officer (“CCO”), or his/her designee, of the Funds or the applicable Company.

II. DEFINITIONS

A.	“Access Person” means:

•	any director, officer or partner of Frontegra, Frontier, the Funds or Timpani; and

•	any other employee of Frontier, Frontegra or Timpani or any director, officer, or employee of the Distributor who the CCO has determined to be an Access Person because he or she has access to nonpublic information regarding Fund or other advisory client (i) purchases or sales of securities; (ii) security recommendations; or (iii) portfolio holdings.

B.	“Administrator” means U.S. Bancorp Fund Services, LLC.

C.	“Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are automatically made in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

D.	“Beneficial ownership” has the same meaning as in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended (the “1934 Act”) in determining whether a person is a beneficial owner for purposes of Section 16 of the 1934 Act. As a general matter, “beneficial ownership” will be attributed to an Access Person in all instances where the person has or shares (i) the ability to purchase or sell the security; (ii) voting power; or (iii) a direct or indirect pecuniary interest in such security, including through any contract, arrangement, understanding, relationship or otherwise.

Beneficial ownership typically includes:

(i)	securities held in a person’s own name;

(ii)	securities held with another in joint tenancy, as tenants in common, or in other joint ownership arrangements;

(iii)	securities held by a bank or broker as nominee or custodian on such persons’ behalf or pledged as collateral for a loan;

(iv)	securities held by immediate family members sharing the same household (“immediate family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships); and

(v)	securities owned by a corporation which is directly or indirectly controlled by, or under common control with, such person.

Any uncertainty as to whether an Access Person beneficially owns a security should be brought to the attention of the CCO or his/her designee.

E.	“Control” shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.

F.	“Disinterested director” means a director of the Funds who is not an “interested person” of the Funds within the meaning of Section 2(a)(19) of the 1940 Act.

G.	“Employee” includes “Supervised Person” as set forth in Section 202(a)(25) of the Advisers Act. In summary, a supervised person is any officer, director, partner, or employee of Frontegra, Frontier or Timpani, and any other person who provides advice on behalf of Frontegra, Frontier or Timpani and is subject to Frontegra’s, Frontier’s or Timpani’s supervision and control. Officers of the Distributor who are employees of one of the Companies are also supervised persons under this Code.

H.	“Exempt Transactions” are those security transactions that are exempt from reporting requirements. Exempt Transactions also include transactions in open-end mutual funds that are not Reportable Funds, securities issued by the United States Government, bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase agreements, money market funds, or transactions effected pursuant to an automatic investment plan as defined above.

I.	“Federal Securities Laws” means the Securities Act of 1933 (“1933 Act”), the Securities Exchange Act of 1934 (“1934 Act”), the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940 (“1940 Act”), the Investment Advisers Act of 1940 (“Advisers Act”), Title V of the Gramm-Leach Bliley Act, any rules adopted by the Securities and Exchange Commission (“SEC”) under any of these statutes, the Bank Secrecy Act as it applies to mutual funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of Treasury.

J.	“Investment Person” shall mean any employee, officer, or director of the Companies who in connection with his or her regular functions or duties makes or participates in making recommendations regarding the purchase or sale of Securities and any natural person who is a control person of the Companies who obtains information concerning such recommendations. Investment Person also includes any other person designated by the Chief Compliance Officer.

K.	“Managed Account” means an investment account in which the Access Person has no discretion over the specific securities purchased or sold within the investment account.

L.	“Pecuniary interest” has the same meaning as set forth in Rule 16a-1(a)(2) of the 1934 Act; the opportunity to directly or indirectly profit or share in any profit derived from a security transaction.

M.	“Private Placement” has the same meaning as “Limited Offering”; an offering that is exempt from registration under the 1933 Act pursuant to Section 4(2) or Section 4(6) of the 1933 Act or Rule 504, 505 or 506 under said Act.

N.	“Purchase or sale of a security” includes, among other things, the buying or writing of an option to purchase or sell a security.

O.	“Reportable Fund” means (i) any investment company for which Frontegra or Timpani serves as investment adviser or subadviser; (ii) any investment company whose investment adviser or principal underwriter controls Frontegra or Timpani, is controlled by Frontegra or Timpani, or is under common control with Frontegra or Timpani; and (iii) any Exchange-Traded Fund.

P.	“Security” shall have the meaning set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include shares of registered open-end investment companies that are not Reportable Funds, money market funds, unit investment trusts, direct obligations of the Government of the United States, high quality short-term debt instruments, bankers’ acceptances, bank certificates of deposit, repurchase agreements, commercial paper, and such other money market instruments designated by the Funds’ Board of Directors. For the avoidance of doubt, all Reportable Funds (e.g., the Frontier Funds) are considered Securities for purposes of this Code.

III. STANDARDS OF CONDUCT

A.	General Core Principles

The Advisers Act imposes a fiduciary duty on all investment advisers, including Frontegra, Frontier and Timpani (collectively, the “Advisers”). This fiduciary duty compels all supervised persons to act with the utmost integrity in all dealings. This fiduciary duty is the core principle underlying this Code, and represents the expected basis of all dealings with the Advisers’ client(s) and Fund shareholders.

In connection with these expectations, the Advisers have established the following core principles of conduct. While the following principles are not all-encompassing, they are consistent with the Advisers’ core belief that ethical conduct is premised on the fundamental concepts of openness, integrity, honesty and trust:

1.	The duty at all times to place the interests of clients and Fund shareholders above all others;

2.	The requirement that all Securities transactions be conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility;

3.	The requirement that diligence and care shall be taken in maintaining and protecting nonpublic information concerning the Funds (see Frontier Funds’ Portfolio Holdings and Disclosure Policies and Procedures); and

4.	The fundamental standard that no person shall take inappropriate advantage of his/her position with the Funds or the Advisers.

B.	Personal Conduct

1.	Gifts. No supervised person shall give to or receive from any person or entity that does business with the Companies any gift or other offering of more than de minimis value (less than $100) on an annual basis.

2.	Outside Board Service. No supervised person shall serve on the board of directors of either a public or private company without prior authorization from the CCO. The CCO will consider, among other items, whether the board service would be consistent with the interests of the Advisers’ clients.

3.	Outside Business Activities. Any supervised person wishing to engage in outside business activities shall obtain prior approval from the CCO and if requested, provide periodic reports to the CCO summarizing those outside activities.

4.	Federal Securities Laws. Supervised persons are required to comply with Federal Securities Laws (as defined in Section II of this Code). Strict adherence to policies and procedures will assist such persons in complying with this important requirement.

IV. PERSONAL TRADING RESTRICTIONS

A.	General Trading Restrictions

1.	Access Persons may not purchase or sell securities other than:

i.	Securities held in the S&P 500 Index at the time of purchase or sale;

ii.	Private placements;

iii.	Fixed Income Securities;

iv.	Options on securities held in the S&P 500 Index at the time of purchase or sale;

v.	Options on broad based indices;

vi.	Securities held in a non-employee retirement account where the account owner has no discretion over the timing or amount of the security transaction;

vii.	Reportable Funds;

viii.	Closed-end investment companies;

ix.	Other exchange-traded collective investment vehicles approved by the CCO upon consultation with legal counsel (“ETVs”);

x.	Securities held in approved Affiliated Accounts, as defined below; and

xi.	Exempt Transactions.

Transactions in S&P 500 Index securities, private placements, fixed income securities and options on securities held in the S&P 500 Index require preclearance (see Section V) and reporting (see Section VI). The gifting of shares in Reportable Funds also requires pre-clearance. Transactions in ETVs require preclearance prior to initial purchase. Subsequent purchases and sales of previously cleared ETVs do not require additional pre-clearance. Closed-end investment companies do not require pre-clearance.

2.	Access Persons may not purchase or sell securities currently held or which may become held by any account managed by Timpani except if the securities are held in a Managed Account as defined in Section II. For the avoidance of doubt, Access Persons may hold shares of any Reportable Fund advised or subadvised by Timpani.

3.	Access Persons may not transact in initial public offerings.

4.	Access Persons may beneficially own a Managed Account which invests in any investment style, provided the Access Person does not have investment discretion in the account (see definition of Managed Account in Section II), unless the account is an approved Affiliated Account managed by an Investment Person of Timpani. Transactions in Managed Accounts do not require pre-clearance, provided the Access Person has no discretion over the specific securities purchased or sold within the investment account. Transactions in Managed Accounts are subject to the reporting requirements in Section VI.

B.	Affiliated Account Restrictions

Timpani clients may include accounts beneficially owned by employees or affiliates of the Companies and/or their family members for the sole purpose of providing initial funding for or maintaining a particular investment strategy (each, an “Affiliated Account”). Affiliated Accounts shall be managed on a fully discretionary basis by Timpani without any involvement by the Affiliated Account owners; provided, however, that Investment Persons of Timpani may own Affiliated Accounts they manage, subject to the prior written approval of Timpani’s CCO.

Unless executed in a block trade with other Timpani client accounts, security transactions in Affiliated Accounts are subject to a blackout period, such that security transactions are prohibited during the period 7 business days before and after the same security is purchased or sold in any other Timpani client account. The blackout period shall not apply when trading is necessitated to meet redemption requests or other cash management needs and in other limited circumstances subject to the prior approval of the CCO. In the event an Affiliated Account is Timpani’s only client, the blackout period shall not apply. Investment Persons are prohibited from beneficially owning any Affiliated Account without the prior written approval of Timpani’s CCO, who may impose such restrictions deemed appropriate, including the blackout period.

V. PRE-CLEARANCE REQUIREMENTS

A.	Access Persons are required to obtain approval from the CCO, or his/her designee, prior to purchasing, selling or gifting any Security (see Appendix 1 for the pre-clearance request form). Frontegra’s internal legal counsel will approve preclearance requests by the CCO of Frontegra and the Funds. The CCO of Frontegra and the Funds will approve preclearance requests by the CCO of Timpani and Frontier. When making the determination to approve a personal trading request, the CCO or designee will consider, among other items, that the proposed transaction is:

1.	In compliance with Section IV requirements and restrictions;

2.	Not potentially harmful to client accounts;

3.	Unlikely to affect the market in which the proposed security is traded;

4.	Unlikely to have a substantial economic relationship with any securities held or to be acquired in Timpani managed accounts; and

5.	Not based on material, non-public information.

B.	Once approved, the pre-clearance authorization is effective until market close the following trading day. Failure to execute the transaction will void the pre-clearance approval, requiring resubmission of the pre-clearance request. Authorizations for private placement transactions shall be effective for such time period as is necessary for the Access Person to effect the purchase or sale and as approved by the CCO on the pre-clearance request.

C.	Pre-clearance is not required for the following transactions:

1.	Shares of registered open-end investment companies, including Reportable Funds;

2.	Shares of closed-end funds;

3.	Exchange-Traded Funds (“ETFs”);

4.	Options on broad based indices or ETFs;

5.	Unit investment trusts;

6.	Securities issued by the United States Government;

7.	Short-term debt securities that are “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act;

8.	Bankers’ acceptances;

9.	Bank certificates of deposit;

10.	Repurchase agreements;

11.	Shares of money market funds; and

12.	Commercial paper.

D.	The CCO may also approve pre-clearance requests for securities not listed in Section IV after giving consideration to the factors listed in Section V. A. 2 through 5.

VI. REPORTING REQUIREMENTS

A.	Quarterly Reports. Within 30 calendar days following the end of each calendar quarter, each Access Person shall submit to the CCO of the applicable Company for review a quarterly report (see Appendix 2(a)) reflecting all Securities transactions (including transactions involving Reportable Funds and any gifted Securities) that took place during that quarter in which such person had a direct or indirect beneficial ownership interest. The President of Frontegra will review each CCO’s reports. Access Persons are not required to report Exempt Transactions as defined in the Code (see Section II). If an Access Person effected no Securities transactions in a quarter, s/he shall complete the report and indicate that no transactions occurred for that quarter. Account statements may be attached to this report rather than listing each transaction on the form so long as the statements contain all the required information, as described below. If the CCO has received a duplicate account statement then the Access Person may indicate that on the form.

Information to be included on this quarterly transaction report is as follows:

•	Trade Date

•	Security Name

•	Ticker Symbol, CUSIP number

•	Number of Shares or Par

•	Interest Rate and Maturity

•	Type of Transaction (Purchase, Sale or Other)

•	Price

•	Principal Amount

•	Broker Name

•	Account Number

•	Date of Report

This quarterly report must also include any new accounts established during the period with a bank or broker/dealer and include the name of the bank or broker/dealer, the account number and the date the account was established.

B.	Initial Portfolio Holdings Report. New Access Persons are required to provide a report of all Securities holdings (including holdings in Reportable Funds) to the CCO for review within 10 days of becoming an Access Person. The report (see Appendix 5) must be current as of a date not more than 45 days prior to the individual becoming an Access Person. Account statements may be attached to this report rather than listing each holding on the form so long as the statements contain all the required information, as described below.

Information to be included in this report is as follows:

•	Account Number

•	Security Name

•	Ticker Symbol or CUSIP number

•	Number of Shares or Par

•	Principal Amount

•	Broker or Bank Name

•	Date of the Report

C.	Annual Portfolio Holdings Report. All Access Persons are required to provide a report of all Securities holdings (including holdings in Reportable Funds) to the CCO for review. The report (see Appendix 5) shall be submitted by July 31. Securities holdings reflected in the report shall be current as of a date not more than 45 days before the annual report is submitted. Account statements may be attached to this report rather than listing each holding on the form so long as the statements contain all the required information, as described below. If the CCO has received a duplicate account statement then the Access Person may indicate that on the form.

Information to be included in this report is as follows:

•	Account Number

•	Security Name

•	Ticker Symbol or CUSIP number

•	Number of Shares or Par

•	Principal Amount

•	Broker or Bank Name

•	Date of the Report

D.	Duplicate Periodic Statements. Access Persons are required to arrange for duplicate copies of periodic statements of his or her investment accounts, to be sent to the CCO, or his/her designee. In cases where the Access Person is unable to arrange for duplicate copies to be sent to the CCO directly, the Access Person should attach a copy of such statement to the quarterly and annual reports. This requirement applies to any investment account over which the Access Person has direct or indirect beneficial ownership.

VII. COMPLIANCE WITH THE CODE BY ACCESS PERSONS

A.	All Access Persons (other than disinterested directors) shall certify, upon becoming an Access Person and annually thereafter, by using the form attached hereto as Appendix 3 or Appendix 4 respectively, that they have read, understand and agree to comply with the Code. Disinterested directors shall provide an initial certification using the form attached as Appendix 3.

B.	The CCO and Administrator, in conjunction with the Funds’ legal counsel, shall prepare a quarterly report to the Funds’ Board of Directors which shall identify any violations which required remedial action during the past quarter. In addition, the CCO shall make reports to the Funds’ Board of Directors whenever necessary to identify any recommended changes in existing restrictions or procedures based upon the Funds’ experience under its Code, evolving industry practices, or developments in laws or regulations.

C.	The quarterly reports shall be summarized in an annual report to the Funds’ Board of Directors and shall include a certification from the Funds and Frontegra stating that the respective entity has adopted procedures reasonably necessary to prevent its Access Persons from violating this Code.

VIII. INSIDER TRADING AND PROTECTION OF NON-PUBLIC INFORMATION

A.	Policy Statement. It is against the law and the policies of the Companies for any person subject to this Code to trade any security, either for a personal account or on behalf of a client or others, (i) while aware of material, non-public (“inside”) information relating to the security or the issuer and (ii) in breach of a duty of trust or confidence owed directly or indirectly to the issuer of that security or its shareholders or to any other person who is the source of inside information. It may also be illegal, and it is a violation of the policies of the Companies, to communicate inside information to someone else in breach of a duty of trust or confidence (known as “tipping”).

B.	Material Information. Material information is information that a reasonable investor would consider important in making his or her investment decision about an issuer or a security. Generally, this is information the disclosure of which would have an effect on the price of the securities. Examples of material information include earnings estimates or revisions to previously published estimates, merger or other significant transaction proposals, significant new products or technological discoveries, litigation, extraordinary management developments and impending financial or liquidity problems. Information to be included in reports in the financial press may also be material prior to publication.

C.	Non-Public Information. Information is “non-public” or “inside information” until it has been effectively communicated to the market place. For information to be considered public, one must be able to point to some fact to show information is generally public. For example, information found in a report filed with the U.S. Securities and Exchange Commission, or appearing on the internet, or in Dow Jones, The Wall Street Journal or another publication of general circulation is considered public.

D.	Duty of Trust or Confidence. In addition to the sort of “insider” relationships - such as acting as a director or adviser to the issuer that impose this obligation, a “duty of trust or confidence” also exists in other circumstances such as the following: (i) whenever a person agrees to maintain information in confidence; (ii) whenever one enters into a relationship the nature of which implies a duty to maintain the information in confidence; and (iii) whenever the person communicating the inside information and the person to whom it is communicated have a practice of sharing confidences, such that the recipient of the information knows or reasonably should know that the person communicating the inside information expects that the recipient will maintain its confidentiality. This may apply to family relationships as well as business relationships.

E.	Trading in the Funds. The applicability of insider trading theories to mutual funds such as the Funds is unsettled law, because there is less reason for concern about unfair informational disparities (since the Fund is the counterparty) and because the Fund is traded at net asset value based on the value of underlying securities. Nonetheless, Access Persons are prohibited from purchasing or selling Fund shares based on material, nonpublic information. To avoid any potential problems, Access Persons should always consult the Funds’ CCO before trading if they believe they have any material nonpublic information with respect to the Funds. The CCO may place trading restrictions on the Funds with respect to Access Persons until public disclosure of a material event has occurred.

F.	Protection of Non-Public Information. Access Persons must maintain and protect non-public, confidential information of clients and Fund shareholders in accordance with the Companies’ privacy policy. Access Persons may not disclose material, nonpublic information about the Funds or the Companies to third parties, including nonpublic information about the Funds’ or client portfolios, trading strategies or pending transactions, except as part of their duties as an officer or director of the Funds or a Company. Access Persons must adhere to Reportable Funds’ portfolio disclosure holding policies.

G.	Penalties. Insider trading or improperly communicating inside information to others may result in severe penalties, including large personal fines and/or imprisonment. In addition, such actions may expose the Companies to fines as well as serious legal and regulatory sanctions. Any violation of this policy statement can be expected to result in serious sanctions by the Companies, including dismissal of the persons involved.

IX. REQUIREMENTS OF DISINTERESTED FUND DIRECTORS

Disinterested directors are exempt from all personal trading restrictions outlined above in Section IV, the pre-clearance requirements outlined above in Section V and the reporting requirements outlined above in Section VI except as the following describes. A disinterested director of the Funds need only report a transaction in a Security if such director knew or, in the ordinary course of fulfilling his or her official duties as a director of the Funds, should have known that, during the 15-day period immediately before or after the date of the transaction by the director, such Security was purchased or sold by the Funds or was being considered for purchase or sale by the Fund. Such transactions shall be reported to and monitored by the Administrator using the form attached hereto as Appendix 2(b). Disinterested directors are subject to the provisions of Section III.A. and Section VIII. In addition, disinterested directors shall provide prior notice to the Funds’ CCO prior to joining the board of directors of any public company, including an investment company.

X. RECORD KEEPING REQUIREMENTS

The following records will be kept in accordance with this Code:

•	Current and historic copies of this Code;

•	Written acknowledgements of receipt of this Code;

•	Historic listings of persons subject to this Code;

•	Violations of the Code, and records of action taken as a result of the violations;

•	All written reports provided to the Funds’ Board of Directors;

•	All personal transactions and holdings reports made by Access Persons and/or copies of investment account confirmations and statements; and

•	All pre-clearance requests and approvals/disapprovals of Security trading by Access Persons, including documentation of the reasons for the approval/disapproval.

XI. REPORTING VIOLATIONS

All supervised persons are required to report promptly any violation of this Code (including any discovery of any violation committed by another employee) to the CCO. Examples of items that should be reported include, but are not limited to: noncompliance with Federal Securities Laws, conduct that is harmful to clients, and purchasing or selling securities contrary to the Code.

All such persons are encouraged to report any violations or perceived violations; as such good faith reports will not be viewed negatively by either Adviser’s management, even if the reported matter, upon investigation, is not determined to be a violation of the Code.

XII. SANCTIONS

Upon discovery of a violation of these policies, the President of the applicable Company, with input from the CCO, may impose such sanctions as deemed appropriate, including, among other sanctions, a verbal warning, a letter of censure or suspension, or termination of the employment of the violator. The President and the CCO will make the appropriate determination after taking into consideration all relevant facts and circumstances including the nature and seriousness of the violation and to what extent the violation reflects a willful disregard of the employee’s responsibilities regarding these policies and the employee’s past history of compliance or noncompliance with these policies. The Funds’ Board of Directors will be promptly informed by the CCO of any material violations of this Code.

Appendix 1

FRONTIER FUNDS, INC., FRONTEGRA ASSET MANAGEMENT, INC.,

FRONTEGRA STRATEGIES, LLC, FRONTIER PARTNERS, INC.

AND TIMPANI CAPITAL MANAGEMENT LLC

PRE-CLEARANCE FORM

Access Persons must complete this pre-clearance form prior to effecting any transaction not considered an Exempt Transaction as defined in the Code of Ethics and Personal Trading Policy.

Name: Signature:

Date of Proposed

Transaction:

I. General Information (to be completed by Access Person) 1.

This proposed transaction involves a(n) (check all that apply):

☐	Fixed-income security	Option on S&P 500 security	☐	S&P 500 index security
☐	Stop or limit order	Gifted security	☐	Affiliated Account
☐	Private Placement	Other (Describe)

Security Name / Description and Ticker / CUSIP	Number of Shares / Units	$ Amount of Proposed Transaction	Purchase / Sale / Gift / Other	Broker Name and Account #

2.	Do you have material nonpublic information concerning the issuer? ☐ Yes ☐ No

3.	If an Affiliated Account, are you an Investment Person on the account? ☐ Yes ☐ No ☐ N/A

II. Pre-Clearance Review/Decision (to be completed by the CCO)

1.	The proposed security is currently held in the S&P 500 Index, or an option on such a security. Yes No

2.	The proposed security is an Initial Public Offering. ☐ Yes ☐ No

3.	The proposed security appears to be consistent with the policies described in the Code and the conditions necessary for approval have been satisfied. Yes No

The proposed transaction is:

☐	Approved Until Market Close on

☐	Not Approved

Signature of Reviewer:

Date:

Comment/Notes:

Appendix 2(a)

FRONTIER FUNDS, INC., FRONTEGRA ASSET MANAGEMENT, INC.,

FRONTEGRA STRATEGIES, LLC, FRONTIER PARTNERS, INC.

AND TIMPANI CAPITAL MANAGEMENT LLC

Quarterly Securities Transaction Report for Access Persons

(excluding Disinterested Directors of the Funds)

For the Calendar Quarter Ended

During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transactions acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics and Personal Trading Policy.

I am not required to report transactions in registered open-end mutual funds that are not Reportable Funds, securities issued by the United States Government, bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase agreements, money market funds, or transactions effected pursuant to an automatic investment plan as defined in the Code. I am required to report Exchange Traded Funds. By signing below, I represent that I have pre-cleared all securities transactions required by this Code and any transactions in Managed Accounts that were not pre-cleared were with respect to securities over which I had no discretion.

Check one or more applicable

☐	established new investment accounts during the period, as disclosed below.

☐	had no reportable transactions during the period.

☐	had reportable transactions, as disclosed below.

☐	had reportable transactions, as disclosed in the attached investment statements.

☐	had reportable transactions. The CCO is in receipt of my investment statements.

Transactions

Security Name and Ticker Symbol or Cusip Number	Transaction Date	# of Shares or Par Value	Interest Rate and Maturity Date (if applicable)	Nature of Transaction (Purchase, Sale, Other)	Principal Price Amount	Account Number	Broker, Dealer or Bank Through Whom Effected

New Investment Accounts

Name of Broker, Dealer or Bank Account Number Date Account Established

Signature:
Print Name:

Date:

Must be submitted within 30 days of the calendar quarter-end to: Melissa Erickson, Frontegra Asset Management, Inc., 400 Skokie Boulevard, Suite 500, Northbrook, IL 60062-2815.

Questions regarding this form may be directed to Elyce Dilworth or Chris Currie at 847-509-9860.

Reviewed:
Date	Signature

2

Appendix 2(b)

FRONTIER FUNDS, INC.

Securities Transaction Report for Disinterested Directors of the Funds

For the Calendar Quarter Ended

During the quarter referred to above, I had security transactions, as reported below, which are required to be reported pursuant to the Code of Ethics and Personal Trading policy.

Security Name and Ticker Symbol or Cusip Number	Transaction Date	# of Shares or Par Value	Interest Rate and Maturity Date (if applicable)	Nature of Transaction (Purchase, Sale, Other) Price	Principal Amount	Account Number	Broker, Dealer or Bank Through Whom Effected

Signature:
Print Name:

Date:

Must be submitted within 30 days of calendar quarter-end to:

Javier Jimenez

U. S. Bancorp Fund Services, LLC

2020 E. Financial Way, Suite 100

Glendora, CA 91741

Questions regarding this form may be directed to Javier Jimenez at (626) 914-7397 or javier.jimenez@usbank.com.

This section is to be completed by USBFS:

Reviewed:
	Date	Signature

☐	Transaction(s) require notification to CCO

☐	Transaction(s) does not require notification to CCO

3

Appendix 3

FRONTIER FUNDS, INC.

FRONTEGRA ASSET MANAGEMENT, INC.

FRONTEGRA STRATEGIES, LLC

FRONTIER PARTNERS, INC.

TIMPANI CAPITAL MANAGEMENT LLC

ACKNOWLEDGMENT OF RECEIPT OF CODE OF ETHICS AND PERSONAL TRADING POLICY

(to be completed by new Access Persons)

I acknowledge that I have read and understand the Frontier Funds, Inc., Frontegra Asset Management, Inc., Frontegra Strategies, LLC, Frontier Partners, Inc. and Timpani Capital Management LLC Code of Ethics and Personal Trading Policy, as most recently amended                                                               . I will comply with the Code of Ethics and Personal Trading Policy in all respects.

Signature

Print Name

Date

4

Appendix 4

FRONTIER FUNDS, INC.

FRONTEGRA ASSET MANAGEMENT, INC.

FRONTEGRA STRATEGIES, LLC

FRONTIER PARTNERS, INC.

TIMPANI CAPITAL MANAGEMENT LLC

ANNUAL CERTIFICATION OF COMPLIANCE WITH THE CODE OF ETHICS AND PERSONAL

TRADING POLICY

(to be completed by all Access Persons, other than Disinterested Directors, Annually)

I certify that during the past year:

•	I have read and understand the Frontier Funds, Inc., Frontegra Asset Management, Inc., Frontegra Strategies, LLC, Frontier Partners, Inc. and Timpani Capital Management LLC Code of Ethics and Personal Trading Policy and recognize that I am subject to the Code of Ethics and Personal Trading Policy; and

•	I have complied with the Code of Ethics and Personal Trading Policy in all respects.

Signature

Print Name

Date

5

Appendix 5

FRONTIER FUNDS, INC.

FRONTEGRA ASSET MANAGEMENT, INC.

FRONTEGRA STRATEGIES, LLC

FRONTIER PARTNERS, INC.

TIMPANI CAPITAL MANAGEMENT LLC

INITIAL AND ANNUAL PORTFOLIO HOLDINGS REPORT

Name:
Signature:

Date:

I am reporting below all Security holdings information as defined by and required to be reported pursuant to the Code of Ethics and Personal Trading Policy. The Securities reported are current within 45 days of the date of this report. This report has been submitted by July 31 to Melissa Erickson, Frontegra Asset Management, Inc., 400 Skokie Boulevard, Suite 500, Northbrook, IL, 60062-2815.

Questions regarding this form can be directed to Elyce Dilworth or Chris Currie at 847-509-9860.

If I am a new Access Person, I am required to complete this form within 10 days of becoming an Access Person.

Portfolio Holdings Required to be Reported:

I am required to report holdings of all Securities held in accounts in which I have a direct or indirect beneficial ownership interest as described in the Code of Ethics and Personal Trading Policy including shares of Reportable Funds, such as the Frontier Funds and Exchange Traded Funds.

Portfolio Holdings not Required to be Reported:

I am not required to report holdings in the following securities: registered open-end mutual funds that are not Reportable Funds, securities issued by the United States Government, bankers’ acceptances, bank certificates of deposit, commercial paper, money market mutual funds, repurchase agreements and other money market instruments designated by the Funds’ Board of Directors.

Portfolio Holdings Information

Check one or more applicable boxes:

☐	I have no reportable Securities holdings.

☐	The CCO is in receipt of investment account statements reflecting my Securities holdings.

☐	I have reportable Securities holdings, as disclosed below (attach additional sheets as necessary).

☐	I have reportable securities holdings, as disclosed in the attached investment statements.

☐	I have investments in private placements, as disclosed on the attached separate sheet. I have included a brief description of the security, principal amount and name of security.

Account Name	Security Name and Ticker/CUSIP	Number of Shares/Par	Principal Amount	Broker or Bank Name	Account Number

Reviewed by:	Date:

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